Exhibit 10.2

SALES CONTRACT

This Sales Contract (“Contract”) is made 1st of September, 2015 by and between Wike Corp., with its principal place of business at Via Arno, 8, 40139 Bologna, Italy (“Seller”) and, Dragonfly Ltd. with its principal place of business at Via Adelaide Ristori, 11, 40127 Bologna, Italy (“Buyer”) for the purchase of the goods described below:

1. TERMS. The Seller desires to sell the Buyer and the Buyer desires to buy from the Seller following goods:

Item # ornamental ribbons
Price: US$2.8 for 1 meter of printed ribbon

In case if the Buyer would like the Seller to present individual design of ornamental ribbons the price will be agreed between the Buyer and Seller as contract price.

The Buyer shall picks up the goods from the Seller’s office. The Buyer should provide purchase order in advance of thirty days (30 days’) or earlier to the Seller. The Seller should provide the invoice for each order.

2. NOTICE. The Buyer shall give the Seller ninety days (90 days’) advance notice regarding any change to the quantity requested for delivery. The Seller shall refund any extra payment accordingly.

3. RISK OF LOSS. The Seller shall incur the risk of loss from any casualty to the Goods, regardless of the cause, until the Goods have been a delivered by the Buyer.

4. ACCEPTANCE. The Buyer shall have the right to inspect the goods upon receipt, and within ten business days (10 days’) after the goods are received the Buyer shall give notice to the Seller of any claim for damages on account of condition, quality, or grade of the goods.  The Buyer shall specify the basis of the claim in detail. Failure of the Buyer to comply with these conditions will constitute irrevocable acceptance of the goods by the Buyer. All notices between the parties must be in writing and delivered by courier or by certified mail, return receipt requested.

5.CHARGES. The Buyer shall pay for the total sale amount upon providing the exact quantity of ornamental ribbons. Any late payment shall bear a late charge of 10%. If the Seller undertakes collection or enforcement efforts, the Buyer shall be liable for all costs thereof, including attorney fees.

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6. WARRANTY. The Seller warrants that the goods sold hereunder are free from substantial defects in workmanship and materials. The Seller's liability under the foregoing warranty is limited to replacement of goods or repair of defects or refund of the purchase price at the Seller's sole option. The Seller makes no other warranty, express or implied, and none shall be imputed or presumed.

7. WARRANTY OF TITLE. The Seller warrants that at the time of signing this agreement, the Seller neither knows nor has reason to know of the existence of any outstanding title or claim of title hostile to rights of the Seller in the goods.

8. TAXES. All sales taxes, tariffs, and other governmental charges shall be paid by the Buyer and are the Buyer's Responsibility except as limited by Law.

9. GOVERNING LAW. The laws of the Italian Republic shall govern this Contract. Any disputes hereunder will be heard in the appropriate state courts located in Italy.

10. FORCE MAJEURE. The Seller may, without liability, delay performance or cancel this Contract on account of force majeure events or other circumstances beyond its control, including, but not limited to, strikes, acts of God, political unrest, embargo, failure of source of supply, or casualty.

11. MISCELLANEOUS. This Contract shall be binding upon the parties and their respective heirs, executors, administrators, successors, assigns and personal representatives.

12. ATTORNEY FEE PROVISION. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Contract or seeks a declaration of any rights or obligations under this Contract, the prevailing party shall be awarded reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

ACKNOWLEDGMENT BY SELLER Wike Corp. Via Arno, 8, 40139 Bologna, Italy /s/ SAFALER CORINA (Seller) ITALIAN REPUBLIC	ACKNOWLEDGMENT BY BUYER Dragonfly Ltd. Via Adelaide Ristori, 11, 40127 Bologna, Italy /s/ BRUNO GALLO (Buyer) ITALIAN REPUBLIC

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